EXHIBIT 12.1


                                CHI ENERGY, INC.
                 STATEMENT REGARDING COMPUTATIONS OF DEFICIENCY
                        OF EARNINGS TO FIXED CHARGES AND
    OF DEFICIENCY OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                              REORGANIZED
                                                COMPANY                           PREDECESSOR COMPANY
                                                -------    ----------------------------------------------------------------
                                               NOV. 8 TO   JULY 1 TO
                                                DEC. 31      NOV. 7                YEAR ENDED JUNE 30,
                                                  1997        1997      1997       1996      1995       1994       1993
                                                  ----        ----      ----       ----      ----       ----       ----
Income/(loss) before provision for income
  taxes, extraordinary item and cumulative
  effect of accounting changes                  $ 1,481    $(9,319)  $(11,161)  $(95,712)  $(15,899)  $(14,126)  $(8,190)

Add:   Interest expense                            1260       7741      29591      26876      21778      18980     13868
          Amortization of debt                        0        108        448        448        448        451       237
          Imputed interest - operating
           lease  (a)                                 0        677       1436       1533       1621       1705      1785
                                              ---------   --------  ---------  ---------   --------   --------   -------
                  Total earnings/(loss)         $ 2,741     $ (793)  $ 20,314  $ (66,855)    $7,948    $ 7,010   $ 7,700
                                              =========   ========  =========  =========   ========   ========   =======
Fixed charges:
          Interest expense                      $ 1,260    $ 7,741   $ 29,591   $ 26,876   $ 21,778   $ 18,980  $ 13,868
          Capitalized interest                        0         68        189       1705       2951       2303       553
          Amortization of debt                        0        108        448        448        448        451       237
          Imputed interest - operating
           lease  (a)                                 0        677       1436       1533       1621       1705      1785
                                              ---------   --------  ---------  ---------   --------   --------   -------
                                                $ 1,260    $ 8,594   $ 31,664   $ 30,562   $ 26,798   $ 23,439  $ 16,443
                                              =========   ========  =========  =========   ========   ========   =======


Ratio of earnings to fixed charges                 2.18         -          -          -          -          -         -
                                              =========   ========  =========  =========   ========   ========   =======

Deficiency of earnings to fixed charges              -     $ 9,387   $ 11,350   $ 97,417   $ 18,850   $ 16,429   $ 8,743
                                              =========   ========  =========  =========   ========   ========   =======

Preferred dividend requirement                       -     $ 6,060   $ 25,891   $ 23,732   $ 22,108   $ 20,688  $ 18,229
                                              =========   ========  =========  =========   ========   ========   =======

Ratio of earnings to fixed charges and
  preferred stock dividends                        2.18         -          -          -          -          -         -
                                              =========   ========  =========  =========   ========   ========   =======
Deficiency of earnings to fixed charges
  and preferred stock dividends                      -    $ 15,447   $ 37,241  $ 121,149   $ 40,958   $ 37,117  $ 26,972
                                              =========   ========  =========  =========   ========   ========   =======




(a) The percent of rent included above represents a reasonable approximation of the interest factor.